Exhibit 10.69

AMENDMENT NO. 1 TO LICENSING AGREEMENT

THIS AMENDMENT NO. 1 (the “Amendment”) is entered into as of the 9th day of May, 2000, by and among GILEAD SCIENCES, INC., a Delaware corporation, NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation (these two parties collectively referred to herein as “Gilead”) and EYETECH PHARMACEUTICALS, INC., a Delaware corporation (hereinafter “EyeTech”), to amend the Licensing Agreement made effective as of March 31, 2000 (the “Agreement”) by and among Gilead and EyeTech, whereby Gilead licensed EyeTech to further clinically develop and commercialize Gilead’s proprietary compound NX 1838. Capitalized terms used and not otherwise defined herein shall have the meanings given them in the Agreement.

RECITALS

WHEREAS, the Parties desire to amend the Agreement to define the term “Proprietary Information” which was employed but not defined in the Licensing Agreement, and to set the term of survival for the confidentiality, nondisclosure and nonuse obligations pertaining to such Proprietary Information.

NOW, THEREFORE, in consideration of the foregoing and the covenants and promises contained in this Amendment, and the Parties hereby amend the Agreement as follows:

1.               Section 1.1 is hereby amended to insert the following defined term and definition immediately following the definition for Product Inventory:

“Proprietary Information” shall mean, subject to Section 6.3 of the Agreement, any Know-How, patent applications or other confidential information of a Party disclosed by such Party to another Party in the course of negotiating or performing under this Agreement or any other written agreement between the Parties entered into on or prior to May 9, 2000. Proprietary Information shall be deemed to include the terms of this Agreement and the terms of any other written agreement between the Parties entered into on or prior to May 9, 2000.

2.               Section 6.3 is hereby amended to add the following new paragraph to the end of such section:

The obligations of confidentiality, nondisclosure and nonuse contained in this Section 6.3 shall survive any expiration or termination of this Agreement for a period of five (5) years.

3.               The Agreement, as amended by this Amendment, shall remain in full force and effect according to its terms.

4.               This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

5.               This Amendment shall be effective as of the date first written above.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment effective as of the date first written above.

GILEAD SCIENCES, INC.		EYETECH PHARMACEUTICALS, INC.

By:	/s/ Mark L. Perry	By:	/s/ David Guyer

Name: Mark L. Perry		Name: David Guyer

Title: Senior Vice President, Operations		Title: Chief Executive Officer

NEXSTAR PHARMACEUTICALS, INC.

By:	/s/ Mark L. Perry

Name: Mark L. Perry

Title: Chief Financial Officer